UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 Main Street, Suite 1830

Kansas City, Missouri 64105

(Address of principal executive offices)

(816) 421-7444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of the Security Holders.

On May 18, 2018, DiVall Insured Income Properties 2 Limited Partnership (the “Partnership”), concluded its previously announced 2018 consent solicitation process (the “Consent Solicitation”). As of the record date of March 23, 2018, there were 46,280.3 Limited Partnership interests (“Units”) outstanding and entitled to notice of, and to vote in, the Partnership’s 2018 consent solicitation.

Pursuant to the Consent Solicitation, the Partnership solicited affirmative consents from holders of Units (“Limited Partners”) to authorize the General Partner to sell all or substantially all of the Partnership’s properties at a gross purchase price of not less than $18,075,000 and upon such terms as the General Partner shall determine, and to subsequently liquidate and dissolve the Partnership upon completion of the sale (collectively, the “Transaction”). For Units to be voted, Limited Partners were required to return and submit their respective consent cards by May 18, 2018.

The Transaction was approved by written consent of the holders of a majority of the outstanding Units.

Results of the Consent Solicitation were:

FOR	AGAINST	ABSTAIN	FAILURE TO RETURN
29,832.175 Units	192.40 Units	0.0 Units	16,255.725 Units

The holders of 16,255.725 Units did not return a consent card, and such Units are not included in the FOR, AGAINST, or ABSTAIN totals listed above. Because the Transaction required a majority of the outstanding Units to cast “FOR” consents to pass, a vote to “ABSTAIN” and the failure to return a consent card had the same effect as a vote “AGAINST” the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, LP (Registrant)

Date: May 22, 2018	By:	/s/ Lynette L. DeRose
Lynette L. DeRose
Chief Financial Officer